UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 8.01	Other Events

On November 19, 2012, New York Community Bancorp, Inc. (the “Company”) issued a press release announcing that it will redeem the following outstanding trust preferred securities on Monday, December 31, 2012: (1) 11.045% Junior Subordinated Notes issued by Queens County Capital Trust I; (2) 10.60% Junior Subordinated Deferred Interest Debentures issued by Queens Statutory Trust I; (3) 10.60% Junior Subordinated Deferred Interest Debentures issued by LIF Statutory Trust I; (4) 10.25% Junior Subordinated Deferrable Interest Debentures issued by Haven Capital Trust II; and (5) 10.18% Junior Subordinated Deferrable Interest Debentures issued by PennFed Capital Trust II (together, the “Trust Preferred Securities”).

The Queens County Capital Trust I, Queens Statutory Trust I, and LIF Statutory Trust I Securities are being redeemed pursuant to redemption provisions relating to the occurrence of a capital treatment event. The Haven Capital Trust II and PennFed Capital Trust II Securities are being redeemed pursuant to provisions relating to optional redemption.

Item 9.01	Financial Statements and Exhibits

(d)	Attached as Exhibit 99.1 is the press release issued by the Company on November 19, 2012 to announce the redemption of five outstanding trust preferred securities, effective Monday, December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 19, 2012	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director,
Investor Relations and Corporate Communications

EXHIBIT INDEX

Exhibit 99.1	Press release issued by the Company on November 19, 2012.